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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 1999, with respect to the financial statements of eFed, a Division of Electric Press, Inc. for the two years ended December 31, 1998 included in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-30872) and related Prospectus of National Information Consortium, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

McLean, Virginia
March 14, 2000